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CIGNA Corporation Two Liberty Place 1601 Chestnut Street Philadelphia, PA 19192-1550 April 10, 2008
To Our Investors:

In anticipation of CIGNA Corporation’s annual meeting of shareholders to be held on Wednesday, April 23, 2008, you have been asked to vote on three separate proposals to amend CIGNA Corporation’s Restated Certificate of Incorporation.  Each of these proposed amendments has been approved by the Board of Directors and, together, they reflect the Company’s continued commitment to implementing good corporate governance practices. Institutional Shareholder Services (ISS) has recommended a FOR vote on each of the proposals described below and we urge you to vote your shares in favor of these proposed amendments.

Approve the amendment of Article Fourth of the Company’s Restated Certificate of Incorporation

Currently, the Restated Certificate of Incorporation includes provisions related to Junior Participating Preferred Stock, Series D that was created to be issued under the Company’s Shareholder Rights Agreement.  The Shareholder Rights Agreement expired on August 4, 2007; therefore the Board of Directors has approved an amendment to Article Fourth of the Restated Certificate of Incorporation that would delete the provisions related to the Junior Participating Preferred Stock, Series D.  CIGNA must obtain shareholder approval of this proposal in order to amend the Restated Certificate of Incorporation.

Approve the amendment of Article Fifth of the Company’s Restated Certificate of Incorporation

In October, 2007, the Board approved the amendment of Article Fifth of CIGNA's Restated Certificate of Incorporation to replace the 80% supermajority voting requirement relating to any amendment of the By-Laws by CIGNA’s shareholders (other than an amendment to Article Three, Section Two of the By-Laws which concerns number, qualifications, election and term of office for CIGNA’s Board of Directors), with a simple majority voting requirement. CIGNA must obtain shareholder approval of this proposal in order to amend the Restated Certificate of Incorporation.

Approve the amendment of Article Tenth of the Company’s Restated Certificate of Incorporation

In October, 2007, the Board also approved amendments to Article Tenth of the Company’s Restated Certificate of Incorporation that would replace certain supermajority voting requirements with a simple majority voting requirement. These proposed amendments provide for a simple majority voting requirement to replace the eighty percent (80%) supermajority voting requirement relating to (1) the approval of certain business combinations, as defined in the Restated Certificate of Incorporation, and (2) any amendment of Article Tenth of the Company’s Certificate of Incorporation. CIGNA must obtain shareholder approval of this proposal in order to amend the Restated Certificate of Incorporation.

Each of the proposed amendments to the Company’s Restated Certificate of Incorporation described above is also described in the Proxy Statement. The Restated Certificate of Incorporation itself, as proposed to be amended, is included as Exhibit B to the Proxy Statement. CIGNA’s 2008 Proxy Statement and 2007 Annual Report to Shareholders are available online at http://www.cigna.com/about_us/investor_relations/recent_disclosures.html. You may also contact CIGNA’s Shareholder Services Department at 215.761.3516 for additional copies of the Proxy Statement and/or Annual Report.

We appreciate the opportunity to share with you our reasons for proposing these changes to CIGNA's Restated Certificate of Incorporation and to reiterate CIGNA's commitment to good corporate governance. If you would like to discuss the proposals or any other matters referred to in this letter, please contact either of us.

Sincerely,

/s/ Nicole Jones NICOLE S. JONES Corporate Secretary CIGNA Corporation Two Liberty Place 1601 Chestnut Street Philadelphia, PA 19192-1550 (215) 761-3713	/s/ Ted Detrick TED DETRICK Vice President, Investor Relations CIGNA Corporation Two Liberty Place 1601 Chestnut Street Philadelphia, PA 19192-1550 (215) 761-1414